Exhibit 99.01

GOLFSMITH INTERNATIONAL INC., ANNOUNCES

PRELIMINARY SECOND QUARTER FISCAL 2012 SALES RESULTS

NET REVENUES GREW 12%

COMPARABLE STORE SALES INCREASED 4.7%

AUSTIN, TEXAS—(BUSINESS WIRE)—July 3, 2012—Golfsmith International Holdings, Inc. (NASDAQ:GOLF) today announced preliminary sales results for the second quarter of fiscal 2012.

Net revenues for the thirteen-week period ended June 30, 2012, increased approximately 12 percent to $146.0 million as compared to net revenues of $130.2 million for the second quarter of fiscal 2011. Net revenues reflect a 4.7 percent increase in comparable store sales and a 4.8 percent decrease in net revenues from the direct-to-consumer channel. The sales decline in the direct-to-consumer business reflects a 27.1 percent decrease in our catalog business associated with the declines in the clubmaker catalog channel, partially offset by an 8.3 percent increase in the web channel. The Company has opened 10 new stores and has not closed any stores since the second quarter of last year.

Net revenues for the twenty-six-week period ended June 30, 2012, increased approximately 12 percent to $237.0 million as compared to net revenues of $211.7 million for the second quarter of fiscal 2011. Net revenues reflect a 6.2 percent increase in comparable store sales and a 5.7 percent decrease in net revenues from the direct-to-consumer channel. The sales decline in the direct-to-consumer business reflects a 27.5 percent decrease in our catalog business associated with the declines in the clubmaker catalog channel, partially offset by an 8.0 percent increase in the web channel.

About Golfsmith

Golfsmith International Holdings, Inc. (NASDAQ: GOLF), has been in business for over 40 years and is a specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its customers the convenience of shopping in more than 80 stores across the United States, through its Internet site and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

Investor Relations inquiries:

ICR, Inc.

Jean Fontana

203-682-8200

www.icrinc.com